                                OFFICER'S CERTIFICATE
                                   OCTOBER 30, 1997
                              __________________________




      The undersigned, Avi Basher, hereby certifies as follows:

             (a) I am the duly elected, qualified, acting and incumbent Vice President of Finance and Chief Financial Officer of DSP Group, Inc. (the "Company").

             (b) Attached hereto is an English translation of a Lease Contract, dated as of November 28, 1996, by and between Bayside Land Corporation, Ltd. and DSP Semiconductors, Ltd.

             (c) To my knowledge, such translation is a fair and accurate translation as required under Rule 306 of Regulation S-T promulgated by the Securities and Exchange Commission.

             IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Company as of the date first written above.

                                         DSP GROUP, INC.


                                         /s/ AVI BASHER
                                         --------------------------------------
                                         Avi Basher, Vice President of Finance
                                           and Chief Financial Officer

                                    Lease Contract

                 Drawn-up and signed in Haifa on November 28th, 1996

                                       Between
                            Bayside Land Corporation, Ltd.

                                of 2 Herzl St., Haifa

                             (hereinafter: "The Lessor")

                                         And
                              D.S.P. Semiconductors Ltd.

                               Company No. 51-135472-2

                         of 13 Gush Etzion St., Givat Shmuel

                             (hereinafter: "The Lessee")

WHEREAS The Lessor is the proprietor of lease rights in the land property, known as Parcel 57 and 73 in Block 6592 (hereinafter: "The Plot"), located in Shenkar Street, Herzlia Pituach, all as indicated in the map and in the land extract, attached to this Contract as Appendices "A" and "C";

AND WHEREAS  The Lessor, among others, intends to construct on the Plot several constructions, which would be referred to as Gav Yam Center, including a building in accordance with a construction permit that was duly issued, the building will be in a gross area of approx. 27,000 sq.m., known as Building No. 1 (hereinafter: "The Building"), which is intended for lease, all as indicated in the map, Appendix A, and in the technical specification, Appendix D;

AND WHEREAS  The Lessor has prepared a detailed plan of the Building
             (hereinafter: "The Plan")

AND WHEREAS  The Lessee declares and approves that the aforementioned Plan is appropriate for its requirements and it is interested in leasing part of the Building, in an inclusive area of approx. 1,668 sq.m. intended for the purpose stated in this Contract;

AND WHEREAS  The Lessor declares that it agrees to lease to the Lessee part of the Building, in accordance with the terms and provisions stated in this Contract;

Therefore, it has been declared and agreed between the parties as follows:

1.    GENERAL

      1.1 The preamble to this Contract constitutes an inseparable part hereof.

      1.2 This Lease Contract includes the map - Appendix A. - plans of the leased premises - Appendix B. - Land Registration Extract - Appendix C. - Technical Specification - Appendix D. - Insurance Appendix - Appendix E. - Parking-Lot Contract - Appendix G. - Electricity Appendix - Appendix H. - Bank Guarantee Appendix - Appendix I. In order to remove any doubt, it is hereby clarified that in any event of discrepancy between the provisions of this Contract and the provisions of the Appendices, the provisions which are less favoring upon the Lessee shall supersede.

      1.3 Wherever an amount in Dollars is stated in this Contract, it is made only for purposes of convenience, lacking any legal validity, as the amount indicated in Dollars will be translated to Shekels upon the signing date of this Contract in accordance with the representative rate of the Dollar, known upon the signing date of the Contract, i.e. 3.257 Shekels per one United States Dollar.

2.    HEADINGS

             The headings of the Clauses were inserted only for purposes of convenience and shall not serve in the interpretation of the Contract.

3.    INTERPRETATION

             Without prejudice to other definitions specified in this Contract, the following terms shall mean and be construed according to the definitions stated alongside them:

      3.1    "The Leased Premises"     Part of the Building on an area of
                                       approx. 1,668 sq.m., located on the 1st
                                       floor of the Building, including the
                                       equipment and accessories that will be
                                       installed therein, all as marked in
                                       yellow in Appendix B.

                                       In order to remove any doubt, the leased area, as specified above, includes a common area of the entrance lobby of the Building, which is shared by all four floors of offices in the Building.

      3.2    "Delivery"                Placing the Leased Premises at the
                                       disposal of the Lessee, as it  is ready
                                       for reasonable usage, according to the
                                       purposes of the Lessee, all in
                                       accordance with the provisions of this
                                       Contract.

      3.3    "The Inspector"           Mr. Menashe Freedman or any other person
                                       from another inspection office, that
                                       will replace him, all according to the
                                       determination of the Lessor.

4.    THE LEASE AND THE LEASE PERIOD

      4.1

             4.1.1 Subject to that stated hereunder, the Lessor leases to the Lessee and the Lessee hereby leases the Leased Premises from the Lessor for the purpose of the lease, as specified in Clause 7 hereunder, for a five year period, according to the other terms of this Contract.

             4.1.2 Without prejudice to that stated above, the Lessee shall have an option to extend the lease period for an additional period of four years and eleven months (hereinafter: "The Option Period"), so long as a prior written notice will be given to the Lessor at least nine months prior to the completion of the lease period.

      4.2 The lease period shall commence upon the date of delivery of the Leased Premises to the Lessee, i.e. on June 1st 1997 (hereinafter:
             "The Delivery Date" or "The Day of Delivery") so long as the Lessee has fulfilled its obligations in accordance with this Contract.

      4.3 The parties agree that in one or more of the events specified hereunder, the Delivery Date will be extended accordingly and a delay as aforementioned shall not be regarded as a breach of this Contract.

             4.3.1 In the event of a delay with the delivery of the Leased Premises to the Lessee and/or in the placement of the Leased Premises at the possession of the Lessee, as specified in Section 5 hereunder, in consequence of a force major and also in consequence of actions and/or provisions and/or writs and/or commissions of competent authorities which are not as a result of the conduct of the Lessor and/or general strikes in the construction sector, including all its subsectors, and also due to any cause and/or circumstance which is not in the control of the Lessor.

             4.3.2 In the event of a delay with the delivery of the Leased Premises to the Lessee, caused as a result of changes made in the Leased Premises due to the requirement of the Lessee and/or works that are carried out in the Leased Premises by the Lessee and/or by anyone on its behalf, with the exception of finish works, according to their definition in Section 6.2 hereunder.

             4.3.3 The parties agree that the inspector shall have the sole and exclusive authority to determine whether the conditions specified in Sub-Clauses 4.3.1 and 4.3.2 above were met and also what extension in the Delivery Date is obligated in consequence thereof. The determinations of the inspector, as stated, will be final and binding upon the parties.

5.    RECEIPT OF THE LEASED PREMISES

      5.1 The Lessee declares that it has examined and approved the plans of the Leased Premises, Appendix B, and also the Technical Specification, Appendix D, found them suitable and appropriate for the purpose of the lease in accordance with this Contract, and it is obligated to receive the possession of the Leased Premises upon the Delivery Date, so long as the inspector issued the approval, stated hereunder.

             The Lessor is obligated, that by the Delivery Date, the finish works will be completed, as stated in Clause 6.2 hereunder, the central systems of the sewage, air-conditioning and lifts will be in an operative condition and that the Leased Premises will receive regular supply of electricity, water and telephone feed infrastructure at the end point according to the Technical Specification and the specifications of the finish works (hereinafter: "The Systems"). Upon the Delivery Date of the Leased Premises to the Lessee, as stated above, a tour to the Leased Premises will be carried out in the presence of the representative of the Lessee, the representative of the Lessor and the inspector, in which framework the inspector will approve that the Leased Premises were constructed in accordance with the plans and the Technical Specification and the technical protocol will be prepared, specifying the works and repairs which should be carried out, if any. The technical protocol will be signed by the representatives of the Lessor and the Lessee and it will serve as crucial evidence as to the condition of the Leased Premises upon the Delivery Date.

      5.2 In any event, the determination of the inspector that the Leased Premises are ready for delivery in accordance with the Contract and the Appendices, will be final, crucial and binding for the purposes of this Contract.

      5.3 In order to remove any doubt, the Lessee declares that it was brought to its knowledge that upon the Delivery Date the Lessor will still be working on the Finish Works in the Building and/or in leased premises of other lessees in the Building and the Lessee shall have no contention and/or claim against the Lessor in this matter, so long as there will be no interference to the reasonable usage of the Leased Premises by the Lessee.

6. THE LEASED PREMISES - TECHNICAL DESCRIPTION AND CHANGES, FINISH WORKS, SUPPLEMENTS AND ADDITIONS

      6.1 Both the Leased Premises and the Building including all their elements, will be constructed and completed in accordance with the plans, Appendix B, and the Technical Specification, Appendix D, and changes made in it according to the discretion of the Lessor, with the exception of essential changes, in accordance with the final and crucial determination of the inspector, made in the consent of the Lessee. A deviation in a rate of up to 2% between the plan and the actual condition shall not be regarded as an essential change.

             The Leased Premises, including all its elements, will be constructed of materials of good quality by means of a professional contractor.

      6.2 In light of the request of the Lessee, that the Lessor will carry out Finish Works in the Leased Premises (hereinafter: "The Finish Works") prior to the Delivery Date, it was agreed between the parties as follows:

             6.2.1 Until January 1st, 1997, the Lessee will pass to the Lessor all the technical materials pursuant to the issuing of a bid for the performance of the Finish

                     Works, which will be approved in advance by the Lessor, including the technical specifications, the work plans and the letters of quantities.

             6.2.2 The plan of the Finish Works will be carried out by the architect Ilan Eldar for the Lessee, and his fee will be paid by the Lessor. The architect Eldar will be entitled to hire additional consultants pursuant to the performance of his work. The identity of the consultants will be approved by the Lessor and their fee will be paid by it.

             6.2.3 The plan of the Finish Works will be carried out in coordination with the Lessor and will require the approval of the Lessor.

             6.2.4 In addition to the cost of the Finish Works, the Lessee will pay to the Lessor 5% of the cost of the Finish Works and the management fees and also 3% of the fee of the inspector.

             6.2.5 The Lessor will issue a bid for the receipt of proposals for the carrying out of the Finish Works, as a whole set, and the winner of the bid will be chosen by a joint bid committee of both the Lessor and the Lessee, which will include one representative of each party.

             6.2.6 The Lessor will enter a contract with the winner of the bid (hereinafter: "The Contractor of the Finish Works").

             6.2.7 The Lessee is obligated to pay to the Lessor each and every invoice, which the Lessor will approve for payment to the Contractor of the Finish Works, that being upon the date of payment of the invoice to the Contractor of the Finish Works. In any event of a deviation from the conditions of the original proposal of the Contractor of the Finish Works, no payment will be made without the deviation being approved in advance by the Lessee.

             6.2.8 Pursuant to the assurance of the payments to the Contractor of the Finish Works, as specified in Clause 6.2.7 above, the Lessee will furnish the

                     Lessor with an index linked bank guarantee in the amount of 25% of the amount of the proposal of the Contractor of the Finish Works.

             6.2.9 In order to remove any doubt, the Lessee is obligated to pay to the Lessor all the costs of the performance of the Finish Works, including works and materials, whether such are paid by the Lessor to the Contractor of the Finish Works or paid directly by him to any other body, so long as any deviation from the conditions of the original proposal of the Contractor of the Finish Works will require the prior approval of the Lessee.

             6.2.10 The Lessor will be liable to the Lessee for each and every matter pertaining to the quality of the Finish Works, that being for a one year period from the Delivery Date and the provisions of Clause 5.1 with regard to the delivery of the Leased Premises will apply to the delivery of the Finish Works.

             6.2.11 In any event of a delay with the carrying out of the Finish Works, caused in consequence of an action or omission of the Lessee or of anyone on its behalf, including a delay with the carrying out of the plan and including a delay with the furnishing of the documents, as stated in Clause 6.2.1 above - it will have no effect on the receipt date of the Leased Premises, on the Delivery Date and on the obligation of the Lessee to pay to the Lessor the lease payments as from the Delivery Date, according to its definition in Clause 4.2 above.

      6.3 The parties further agree that any supplement or addition in the Leased Premises at the expense of the Lessee will become the property of the Lessor, that being in the event that such supplement or change accords with the definition of installations, as per their definition in the Land Law, 1969. In the event that such changes or supplements do not accord with the definition of installations, they will be regarded as a property of the Lessee and the Lessee will be entitled to remove and/or disassemble them upon the completion of the lease period, on condition that Lessee will return the Leased Premises, as it is in a good condition suitable for immediate leasing. In order to remove any doubt, the provisions of this Clause shall not apply to movable partitions (open space) and movable furniture. In order to remove any doubt, in any event that the Lessee will choose not to remove and/or to disassemble the supplement or the change which does not accord with the definition of installations, the Lessee will not be entitled to require and receive from the Lessor whatever consideration for them.

      6.4 The Lessee declares that it is well aware that nearby and attached to the Building, additional constructions will be built by the Lessor and/or by anyone on its behalf and that it waives any contention and/or claim toward the Lessor in this matter and in all matters deriving therefrom.

             Furthermore, the Lessor is obligated that the construction of any such additional constructions, as stated above, shall not interfere with the access to the Leased Premises and that the aforementioned construction works will be carried out in such manner that they will not prevent reasonable usage of the Leased Premises.

7.    THE PURPOSE OF THE LEASE

      The purpose of the lease is for development of Hi-Tech products and also for management, laboratories and marketing activities in the computer field alone, and the Lessee is hereby obligated to use the Leased Premises only for this purpose (hereinafter: "The Purpose of the Lease").

8.    THE LEASE PAYMENTS

      8.1

             8.1.1 For offices - NIS 76,969 per month (an amount in Shekels equivalent to US$23,632 per month) (hereinafter: "The Basic Lease Payment").

             8.1.2 For parking places - as specified in Clause 14a hereunder and in the Parking Management Agreement, Appendix G.

             8.1.3 The maintenance fees for the Leased Premises - as stated in Clause 20 hereunder.

             8.1.4 Payments for electricity, as specified in the Electricity Appendix, Appendix H.

      8.2 The Lease Payments upon the beginning of the option period will be added with a real addition of 6% above the Lease Payments, which would have been paid upon the beginning of the option period without the increase, as stated. All the other provisions of this Contract, including the provisions of this Clause 8, will apply accordingly to the Lease Payments during the option period.

      8.3 The Basic Lease Payment will be added with index linkage differences, as specified in Clause 11 hereunder.

             The index that was published on November 15th 1996 of 141.1 points was determined as the basic index for the purpose of this Contract (hereinafter: "The Basic Index").

      8.4 The Lessee is obligated to pay to the Lessor the Basic Lease Payment together with the addition of linkage differences and together with the addition of VAT, during the entire lease period, as follows:

             8.4.1 The Lease Payments for the first three lease months in the amount of NIS 230,908 (an amount in Shekels equivalent to US$70,896) will be paid by the Lessee upon the signing of this Contract.

                     The remaining Lease Payments will be paid by means of three-month payments for each period in advance, upon the first day of each period.

             8.4.2 Payment of the Lease Payments, as stated above, will be made by way of a bank transfer from the bank account of the Lessee to the bank account of the Lessor.

             8.4.3 Payment of the Lease Payments will be updated, as specified in Clause 11.

             8.4.4 The Lessee hereby waives any requirement, if any, for the giving of an earlier notice or requirement for the payment of the Lease Payments.

9.    SHAREHOLDERS

      9.1    The Lessee hereby declares that D.S.P. Group Inc. (hereinafter:
             "D.S.P. Group") is the principal shareholder of it.

      9.2 The Lessee is obligated to see to it that upon the signing of this Contract, its principal shareholder, D.S.P. Group, will guarantee to all the obligations of the Lessee toward the Lessor in accordance with the conditions of this Contract, including all its Appendices.

      9.3 The Lessee is obligated that during the lease period, no changes, whether directly or indirectly, will be made in the holdings of the shares by D.S.P. Group in such manner that the holding of the shares of D.S.P. Group in the Lessee will decrease below 51%, unless the Lessor gives his explicit, prior consent in writing.

             Notwithstanding that stated above, it is agreed that the Lessee will not be required to receive the consent of the Lessor for a change in the holdings, as stated, should it furnish the Lessor with a bank guarantee according to a sufficient amount, to the satisfaction of the Lessor.

10.   INAPPLICABILITY OF THE TENANT'S PROTECTION LAWS

      10.1   The Lessee approves and declares as follows:

             10.1.1 The tenant's protection in accordance with the Tenant's Protection Law (Combined Version), 1972, or according to any other Law shall not apply to this lease.

             10.1.2 The Lessor received no key moneys or any other consideration whatsoever for allowing this lease, whether directly or indirectly.

             10.1.3 Upon the commencement date of this lease, there will be no tenant in the Leased Premises who is entitled to hold it by Law.

             The Lessee declares and approves that its expenses and investments pursuant to the preparation of changes in the Leased Premises, supplements and/or renovations and/or participation in expenses or in any other investment made in order to adjust the Leased Premises for its purposes, will not be regarded in any manner whatsoever as key moneys of any kind whatsoever and will not confer the Lessee any right, as these investments will not alter that stated above, by which none of the Tenant's Protection Laws apply to the Leased Premises.

11.   LINKAGE

      11.1   For the purpose of this Contract:-

             The Index - The Consumer Price Index (including fruits and vegetables), published by the Central Bureau of Statistics, including the same index if it will published by another governmental institute, and also including any official index that will replace it, whether such an index will be based on the same data, on which the current index is based upon, or not, and as the ratio between the indexes will be decided according to the determination of the Central Bureau of Statistics, including the same index if it will published by another governmental institute that will be replacing it.

             In the event that the ratio between the indexes will not be determined, as stated, the ratio will be determined by the Economical Department of Leumi Bank of Israel Ltd. (at the expense of the Lessee and the Lessor in equal parts).

      11.2 The Basic Lease Payments as well as all the other amounts that are indicated in this Contract in Shekels will be linked to the increase in the index, as per its definition above. In the event that upon the payment date of any part of the Lease Payments (hereinafter: "The Determining Date"), the index published most recently prior to the Determining Date (hereinafter: "The New Index") will be higher than the Basic Index, the Lessee will be obligated to pay the Lessor same Basic Lease Payments, as they are increased relatively to the rate of increase of the New Index in comparison with the Basic Index.

             The addition to the Basic Lease Payments, according to the aforementioned calculation, will be referred to in this Contract as "Linkage Differences".

      11.3 For the purpose of the calculation of the increase in the index, the date on which the Lease Payments were actually paid will be regarded as the payment date, however, it is hereby explicitly emphasized that it does not constitute any relinquishment or consent on the part of the Lessor with regard to the obligation of the Lessee to pay the Lease Payments upon the dates agreed upon or waiving the remedies to which the Lessor is entitled in case of failure to pay in due time.

      11.4 The Lessee is hereby obligated to pay the Linkage Differences to the Lessor forthwith upon its first requirement.

      11.5 Linkage Differences will be calculated as lease moneys for each and every purpose.

      11.6 The Lessee will have the right to pay the Lease Payments in advance for each part of the lease period, and in such case the linkage on such amount will apply until its actual payment.

12.   SUITABILITY, USAGE, RECEIPT OF PERMITS AND ABIDING BY LAWS

      12.1 The Lessee is obligated to use the Leased Premises only for the purpose for which it was leased, as stated in Clause 7 above, and not for any other purpose whatsoever.

      12.2 The Lessee declares that it had the opportunity to view and examine the plan of the Leased Premises and the Development Agreement and/or the Lease Agreement and/or the Urban Construction Plan applying to it, and that the designation of the Leased Premises in accordance with that stated above is known to it and that each and every payment that would apply to the Leased Premises due to the specific usage of the Lessee - shall apply to the Lessee.

      12.3 The Lessee is obligated to obtain all the permits required by Law in order to use the Leased Premises or any part of it for the operation of its business and is obligated to act according to them.

      12.4 In order to remove any doubt, the Lessee hereby declares that it shall have no contentions whatsoever toward the Lessor due to usage possibilities of the Leased Premises and that it is well aware that the Lessor will bear no liability whatsoever for the receipt of any permits, required for the operation of the business of the Lessee in the Leased Premises or to the accordance of the Leased Premises with any provisions and instructions of any competent authority for the issuing of a permit, as above.

             That stated above will not derogate from the basic obligation of the Lessor to construct and complete the Leased Premises in accordance with a duly issued construction permit and from fulfilling all the provisions of the Law with regard to the completion of the Leased Premises and its inhabitation.

      12.5 The Lessee is obligated to abide by the Law and act in accordance with the provisions of any permit applying to the Leased Premises and/or to any part thereof and to avoid making any action or omission, which may impose any liability on the Lessor toward any person or property.

      12.6 The Lessor declares that it is entitled to lease the Leased Premises according to the lease purpose, defined in this Contract, and that there is no prevention by Law, agreement or any previous obligation of the Lessor, preventing it from leasing the Leased Premises to the Lessee.

13.   TRANSFER OF RIGHTS

      13.1 The Lessee is obligated not to deliver and/or transfer and/or lease and/or assign and/or endorse and/or mortgage its rights in accordance with this Contract or to use them in any other way or manner and will not allow any third party to use and/or to hold the Leased Premises or any part thereof and will not join any third party whatsoever in the possession of the Leased Premises or the use of it or in any benefit from it, in any manner whatsoever, not even as an authorized representative or as a concessionaire, whether directly or indirectly, whether in consideration or not, unless it received the explicit and earlier consent in writing of the Lessor to that effect.

      13.2 Notwithstanding that stated above, the Lessee will be entitled to sub-lease the Leased Premises, entirely or partially, on condition that such a part will not be of less than 400 sq.m., according to a sub-lease, so long as the following conditions were fulfilled:

             13.2.1 The Lessor gave its earlier consent in writing with regard to the identity of the sub-lessee.

                     In order to remove any doubt, the parties agree that the Lessor will not deny its consent unless for reasonable grounds. Furthermore, the parties agree that sub-letting to subsidiaries or affiliates of the Lessee or to the parent company of the Lessee will not require the approval of the Lessor and the conditions of Clauses 13.2.2 and
                     13.2.4 shall apply, but not the provisions of Clause 13.2.3 hereunder.

             13.2.2 The contract with the sub-lessee will be according to the drafting of this Contract, mutatis mutandis, including all its Appendices and its schedules, which will not be longer than the schedules indicated in this Contract, and without the sub-lessee being given any preference right exceeding those of the Lessee in accordance with this Contract.

             13.2.3 The Lessor, according to its exclusive discretion, is entitled to engage directly with the sub-lessee and concurrently to revoke the contract with the Lessee.

             13.2.4 The contract with such sub-lessee will be for the purposes of operating a business and/or a plant engaging in the sector of the Hi-Tech industries.

      13.3 Without prejudice to the generality of that stated in Clause 13.2 above, it is agreed that in the event of a sub-letting as stated above, the Lessee will still be liable toward the Lessor for the fulfillment of all its obligations and/or the obligations of the sub-lessee in accordance with this Contract and/or the sub-letting agreement.

      13.4 The Lessor will be entitled to deliver and/or transfer and/or assign and/or endorse and/or mortgage and/or pledge all its rights and/or obligations in accordance with this Contract in any way and manner, without any restriction and without any requirement to receive the consent of the Lessee, so long as the rights of the Lessee in accordance with this Contract will not be injured.

      13.5 The Lessee is obligated to sign any document or deed, which would be required pursuant to the transferring of the rights of the Lessor to any third party, it will sign such documents or deeds, as stated, forthwith upon receipt of a demand of the Lessor, so long as such signature will not impose any further charges on the Lessee, beyond the charges and obligations applying to it in accordance with the provisions of this Contract.

14. CHANGES IN THE LEASED PREMISES AFTER THE DELIVERY OF THE LEASED PREMISES TO THE LESSEE

      The parties agree that in any event in which the Lessee will be interested in making changes in the Leased Premises after the Delivery Date of the Leased Premises, the following provisions shall apply:

      14.1 The Lessee is obligated not to make or allow anyone else to make any internal and/or external changes in the Leased Premises and avoid adding any addition to it and will also avoid any destruction of any part of the Leased Premises and/or any of its facilities and will not allow others to make any such changes and/or additions and/or destruction (hereinafter: "The Changes") without receiving the earlier consent of the Lessor in writing.

             In order to remove any doubt, it is hereby agreed and declared that the installation of movable partitions in the Leased Premises, including gypsum partitions and also the placing of movable furniture will not be regarded as Changes for the purpose of this Clause.

             In the event that the Lessee has made Changes, as stated, and the Lessor requires that the condition of the Leased Premises will be reverted to its previous condition, the Lessee will be obligated to do so within 14 days from the date of such a requirement.

             In the event that the Lessee failed to fulfill this obligation, as stated, the Lessor will be entitled to perform that stated above by itself and/or by means of anyone on its behalf, at the expense of the Lessee, together with an addition of 10% of the said amount for the covering of general expenses of the Lessor and the Lessee shall have no contention and/or requirement of any type and kind whatsoever with regard to a performance by the Lessor, as stated above.

      14.2 In the event that the Lessor gave its consent to the request of the Lessee to make Changes in the Leased Premises and such changes will include the addition of installations, according to their definition in the Land Law, 1969, these installations will become the property of the Lessor upon the vacating of the Leased Premises, and the Lessee will not be entitled to remove them from the Leased Premises or to revert the Leased Premises to its previous condition as it was prior to the Changes, unless the Lessor notified the Lessee in writing and in advance that it requires the Lessee to return the Leased Premises to its previous condition, as it was prior to the Changes.

             In order to remove any doubt, any Change that includes the addition of installations, as stated, will not be regarded as payment of key moneys, according to their definition in the Tenant's Protection Law, 1972, and the Lessee will not be entitled to any consideration for these installations either from the Lessor and/or from anyone else.

             In the event that the Lessee will make Changes in the Leased Premises, with the agreement of the Lessor, which do not correspond with the definition of installations, as stated above, the Lessee will be obligated upon the completion of the lease period to revert the condition of the Leased Premises to its previous condition prior to the making of such changes, unless the Lessor will notify the Lessee in writing and in advance of its consent to leaving the changes in the Leased Premises. In the event that the Lessor notified of its consent to leaving the Changes in the Leased Premises, the Lessee will not be entitled to remove them from the Leased Premises or to make any change in them and they shall be transferred upon the completion of the lease period to the possession of the Lessor and will become its property without the Lessee being entitled to require and/or to receive any compensation or payment for it and without it being regarded as payment of key moneys, as stated.

      14.3 The Lessor will be entitled to carry out any construction on the Leased Premises' roof, subject to avoiding any injury to the reasonable benefit of the Lessee from the Leased Premises, during the construction period and/or thereafter.

14a.  PARKING LOTS

      The Lessee was informed that the Lessor and/or anyone on its behalf will be operating an underground parking-lot in the Building, all as specified in Appendix G. to this Contract, subject to the provisions of this Clause , as follows:

      14a.1 The parties agree that the Lessee shall have the right to lease marked parking places and parking access rights, according to their definition hereunder up to an inclusive amount of ______ parking places in the parking lots, that being according to the prices indicated in Clauses 14a.1.1 and 14a.1.2 hereunder:

             14a.1.1. In consideration of parking places that will be intended for the singular usage of the Lessee and/or its employees and/or its visitors (hereinafter: "The Marked Parking Places") - a total of NIS 456 (a total in Shekels equivalent to US$140) for each marked parking place per month.

             14a.1.2 In consideration of the access right to the parking lot on the basis of vacant places, without the Lessee having any right for a specific parking place (hereinafter: "Parking-Lot Access Right") - a total of NIS 358 (an amount in Shekels equivalent to US$110) for each Parking-Lot Access Right, per month.

             14a.1.3 Out of ____ parking places which the Lessee is entitled to lease, the Lessee is obligated to lease from the Lessor during the lease period at least _______ Marked Parking Places and _____ Parking-Lot Access Rights.

                            Not later than the Delivery Date, the Lessee is obligated to notify the Lessor with respect to the number of Marked Parking Places and Parking-Lot Access Rights which Lessee desires to lease, in addition to the _____ parking places mentioned above, out of a total of ___ parking places, that it is entitled to lease, as stated in Clause 14a.1.

             14a.1.4 Notwithstanding that stated above and in Appendix G., the parties agree that the Lessee will be entitled to change the number of parking places on a quarterly basis, that being according to the occupation of the parking lot.

      14a.2 The provisions concerning the operation dates of the parking lot and the other provisions of Appendix G. shall be obligating upon the Lessee for each and every purpose. Without prejudice to the generality of that stated above, it is agreed that the parking lot will be opened and accessible for the Lessee between the 06:00 to 22:00 on Sunday - Thursday, and between 07:00 - 14:00 on Friday, with the exception of holidays.

      14a.3 The parking fee in consideration of the Marked Parking Places and in consideration of the Access Rights will be regarded as lease moneys for each and every purpose, thereby will be linked to the index, as specified in the Parking Appendix, Appendix G., as all the provisions of this Contract shall apply to them, without prejudice to any remedy to which the Lessor and/or the Management Company and/or The Parking-Lot Management Company is entitled in accordance with the Parking-Lot Management Agreement.

      14a.4 In order to remove any doubt, it is hereby clarified that in any event of discrepancy between the provisions of this Contract and the provisions of Appendix G., the less favoring provisions upon the Lessee shall supersede.

15.   MAINTENANCE AND AVOIDANCE OF NUISANCES

      15.1 The Lessee will maintain the Leased Premises in a good and orderly condition, will see to the cleanness of the Leased Premises and its surroundings, its facilities and accessories and those that are appurtenant to it, including service rooms that are located in the Leased Premises and all the wash rooms intended for the singular usage of the Lessee, and it will use them carefully and avoid causing any damage or spoilage to the Leased Premises or to its facilities.

             Without prejudice to the generality of that stated above and below, the Lessee is obligated to maintain all the systems installed in the Leased Premises in an orderly condition and will see to their day-to-day maintenance, including repairs and seeing to their replacement, as required, and upon the date of returning the Leased Premises to the Lessor, as stated above, will return the Leased Premises to the Lessor in a good and orderly condition, with the exception of wear and tear emerging from normal and reasonable use of the Leased Premises.

      15.2 The Lessee will follow the instruction of any competent authority, as such would prevail from time to time in connection with cleaning arrangements, manner of removal of waste residuals and preserving the orderly condition of the sewage system and all the other systems in the Leased Premises.

      15.3 The Lessee is obligated to see to the cleaning of the Leased Premises and its surroundings, to avoid the accumulation of waste and materials that may cause a fire and also to the removal of bad smells, rust and will also take any reasonable measures to prevent fire.

             15.3.1 In order to remove any doubt, the Lessee declares that it is well aware that there are or will be other lessees in the surrounding premises and that it should see to taking the required means in order to prevent dispersion and/or smells and/or hazard materials originated in its plant and which may be of a nuisance and/or cause pollution to other leased premises in its surroundings.

             15.3.2 The Lessee will refrain from causing any nuisance, including noises, bad smells and shocks that may disturb neighboring lessees.

                     Furthermore, the Lessee is obligated to take any required means in order to prevent fire.

      15.4 The Lessee will notify the Lessor of any damage to the Leased Premises or of any nuisance caused to the Leased Premises or to other leased premises, which originated from the Leased Premises, that being within 48 hours from its discovery. In the event that the Lessee fails to notify, as stated, it will bear any additional expense caused to the Lessor in consequence of the failure to give notice to the Lessor in due time.

      15.5 The Lessor will see to the orderly maintenance of the Leased Premises, including all its systems and including the finish supplements and will repair at its expense any defect or spoilage in the Leased Premises and/or its systems and the finish supplements, that being without prejudice to the liability of the Lessor to the quality of the Finish Works, as stated in Clause 6.2.10 above, and/or any defect or spoilage that may cause a nuisance to other lessees, that resulted or evolved or discovered in the Leased Premises or from it and in any part of it, including plumbing repairs and various other repairs, that being upon their evolving and/or emerging and/or discovering, with the exception of damages to the Building or to systems operated by the Management Company in accordance with the provisions of the Management Agreement, which were not caused by the Lessee.

      15.6 In the event that the Lessee failed to carry out its obligations, or any part of them, in accordance with that stated in Clause 15, including all its Sub-Clauses, or if the damage was not fixed to the satisfaction of the engineer of the Lessor, the Lessor will be entitled, but not obligated, to carry out the repairs by itself and all the repair expenses will apply to the Lessee, who will be obligated to refund them to the Lessor upon its first requirement, together with index linkage difference, as per Clause 11 above, including arrears interest, as per Clause 22 hereunder, calculated as from the repair's payment date by the Lessor until their actual full reimbursement to the Lessor.

             The invoices of the Lessor concerning the rate of its expenses in accordance with this Clause will constitute a prima facie evidence as to their correctness and truthfulness and the Lessee is obligated to pay them immediately upon its first requirement.

      15.7 The Lessee hereby gives its full consent and authorization, that the representatives of the Lessor, its employees and/or agents will be entitled to enter the Leased Premises in coordination in advance with the Lessee, at any reasonable time, in order to check the condition of the Leased Premises, the fulfillment of the obligations of the Lessee in accordance with this Contract, the systems of the Leased Premises, its equipment and installations, and also in order to carry out any repair and/or maintenance works, to which the Lessor is obligated in accordance with the provisions of this Contract and according to the any Law whatsoever, for technical and other arrangements, and the representatives of the Lessor will be entitled to enter the Leased Premises in order to show it to other potential lessees during the last nine months of the lease period.

      15.8 The Lessee will follow all the instructions of the Lessor, the insurance company and the instructions of any other competent authority in connection with fire extinguishing arrangements and procedures, fire prevention, Civil Defense and safety, as would be necessary according to the actions of the Lessee in the Leased Premises. Furthermore, the Lessee will take any means required in order to prevent explosion and/or fire.

      15.9 The Lessee is obligated to follow all the provisions of any Law whatsoever, including any regulation, writ, by-law or any instruction of a competent authority with regard to the management of its business in the Leased Premises and in connection with the possession of the Leased Premises and the use thereof. The Lessee shall also be liable for the payment of each and every fine imposed in consequence of a failure to fulfill such provisions and instructions.

16.   SAFEKEEPING OF THE LEASED PREMISES

      16.1 The Lessee will not place in the Leased Premises any equipment which may cause damage to the Leased Premises and will avoid placing loads on the floor of the

             Leased Premises above the load for which it was designed. The permitted load in the office floor is 500 Kg. per 1 sq.m. The permitted load in the parking lot is 250 Kg per 1 sq.m.

      16.2 In any event of a special or concentrated load or anchoring of machinery, the Lessee is obligated to file plans and receive the prior consent in writing of the engineer of the Lessor.

17.   SECURITIES AND GUARANTEES

      17.1 Pursuant to the assurance of the fulfillment of all the obligations of the Lessee in accordance with this Contract, including all its Appendices, the Lessee will furnish the Lessor upon the signing of this Contract with an unconditional automatic monetary bank guarantee of an Israeli bank made in favor of the Lessor, according to the draft of the guarantee attached to this Contract as Appendix I., that being according to an amount equivalent to Basic Lease Payments for a three month period together with the addition of VAT. The guarantee will be linked to the consumer price index as from its issuance and will be valid for 15 months thereafter.

      17.2 In order to remove any doubt, it is stipulated between the parties that extending the validity of the guarantee upon dates specified above is one of the fundamental obligations of the Lessee in accordance with this Contract and that in the event that the guarantee will be materialized by the Lessor, the Lessee will be required to furnish the Lessor with a new guarantee instead of the materialized guarantee, that being within 7 days from receiving a notice concerning the materialization of the guarantee.

      17.3 Upon the completion of the lease period and upon the delivery date of the Leased Premises to the Lessor, the Lessee will be required to furnish the Lessor with approvals concerning the removal of all payments and fees applying to it and which were paid by it until the vacating date of the Leased Premises and its returning to Lessor and/or with regard to the lease period.

      17.4 All the securities that are given to the Lessor in accordance with this Contract, including the bank guarantee will be returned to the Lessee within a three month period after the completion of the lease period or the option period, as the case may be, subject to the fulfillment of that stated in Clause 17.3 above.

             In order to remove any doubt, it is hereby clarified that the signature of D.S.P. Group on the guarantee attached to this Contract and also the depositing of a bank guarantee, as stated above, are a fundamental condition in this Contract.

18.   THE USE OF OTHER AREAS OUTSIDE THE LEASED PREMISES

      18.1 The Lessee shall have no contention toward the Lessor in the event of a decrease in the area of the backyard in consequence of changes in the plan or as a result of the decisions or requirements of competent authorities or due to any other cause.

      18.2 The Lessee will not be entitled to have any singular usage of any of the sidewalks, roads, stair-cases or in any other area outside the Leased Premises.

             The internal road in the front of the Leased Premises is not intended for any use, with the exception of vehicle passage and for passengers.

19.   ELECTRICITY, WATER, CHANNELING AND SIGNPOSTS

      19.1 Without prejudice to anything that is stated in this Contract hereunder, the Lessee acknowledges that it well aware that the installation of water in the Leased Premises and connecting the Leased Premises to the water mains is stipulated in a contractual commitment between the Lessee and the local authority or with the Management Company - with regard to the installation of water meters for the Leased Premises - as any payment pertaining to it will be borne by the Lessee.

      19.2 The Lessee agrees that the un-connecting of the Leased Premises from the electricity network, as stated in Appendix H. and/or to the water mains shall not derogate from its obligations in accordance with this Contract and shall not constitute a cause for damages claim against the Lessor, so long as the Lessor will supply the Leased Premises with electricity and water supply in alternative and in a regular manner, which will correspond with all the requirements of the Lessee until connecting the Leased Premises to the water and electricity network, as per Appendix H.

             Subject to the obligation of the Lessor to supply electricity, as specified above, it is agreed that the Lessor alone shall have the right to cease the supply of electricity to the Building and to see to the connecting of the Leased Premises to the general electricity network of the Electricity Company and the Lessee shall have no contention in this regard.

             19.2.1 Notwithstanding that stated in Clauses 19.1-19.2 above, the Lessee declares and approves, that it is well aware that the Lessor will be entitled to install a central water facility in the Building, through which the entire water supply will be channeled to the leased premises in the Building. In such case, the Lessee is obligated to pay to the Lessor or to anyone on its behalf in consideration of the water consumption of the Leased Premises, immediately upon receipt of a requirement from the Lessor.

      19.3 The Lessee declares and approves, that it is well aware that all the electrical services of the Building and of the Leased Premises will be supplied by the Lessor and/or by anyone on its behalf, in an accumulative manner, and that the Electricity Company will not be providing the Building and/or Leased Premises with any electrical services.

             19.3.1 The Lessee is obligated to pay to the Lessor and/or to anyone on its behalf its share in the electricity expenses of the Leased Premises, all as specified in Appendix H. to this Contract - the Electricity Appendix.

             19.3.2 The Lessee is obligated to enter the Electricity Agreement, Appendix H. between it and the Lessor or anyone on its behalf and to bear all payments for the electrical services concerning the Leased Premises alone, as specified in Appendix H. In any event, the Lessee approves that the provisions of Appendix H., containing all the provisions specified in this Clause, shall apply to the lease relationship, subject of this Contract, whether the Lessee will sign said Agreement or not.

             19.3.3 Without prejudice to the generality of that stated above, the payment obligation of the Lessee in accordance with the Provisions of the Electricity Agreement, Appendix H., is viewed similarly to the obligation to pay the lease payments and the provisions of the Electricity Agreement are viewed similarly to the provisions of this Contract, i.e. the breach of which will entitle the Lessor to all the remedies, specified in this Contract. In order to remove any doubt, the provisions of Clause 11, 21.4 and 22 of this Contract shall apply to the obligations of the Lessee in accordance with the Electricity Agreement, that being without any prejudice to any other remedy to which the Lessor is entitled in accordance with the Electricity Agreement.

      19.4 The Lessee is obligated to prevent the occurrence of plugs or spoilage in the sewage system of the Leased Premises, as a result of its use or as a result of dumping from its plant and is also obligated to bear the expenses of repair or replacement of this system if such is required in consequence of the plugging or spoiling which is in its direct responsibility.

      19.5 The Lessee shall not affix signposts outside the Leased Premises or on the Leased Premises, but only after receiving the prior written approval of the Lessor and/or the Management Company.

             The Lessor and/or the Management Company will be entitled to determine the shape of the signpost, its size and location, and the Lessee will be obligated to affix the signpost, as determined by the Lessor and/or by the Management Company. In the event that the Lessee will affix a signpost while breaching this Clause , the Lessor and/or the Management Company will be entitled to remove it at the expense of the Lessee.

      19.6 The Lessee will bear each and every tax or fee with respect to the affixing of the signpost and its keeping and the Lessee is also obligated to obtain any permit required for the installation of the signpost.

      19.7 In the event that the Lessor and/or the Management Company will affix a uniform billboard for all the constructions that were constructed and/or that are being constructed by the Lessor in the area of the Leased Premises, then the Lessee will be obligated to pay a relative payment for the affixing of said billboard.

      19.8 The Lessor will be entitled to install street-signs on the roof of the Leased Premises or in its premises for the advertising purposes of the Lessor and/or its tenant in the Building and/or in the project, while preserving the architectural and qualitative character of the Building, and the Lessee will not be entitled to object to their installation.

20.   SUPPLY OF SERVICES AND COMMON FACILITIES

      20.1 The Lessee will be entitled to use the common facilities located in the area of the Leased Premises, but only for the purpose for which they were designated, all in accordance with the instructions of the Lessor and/or the Management Company.

      20.2 The Lessee declares and confirms that it is well aware that for the purpose of the maintenance of the Leased Premises and other leased premises nearby it, the common services for all the lessees including the public areas, such as external walls, public toilets, backyard and security rooms and for the installation in the Building, the Lessor will provide maintenance and management services either directly and/or by means of subcontractors and/or a services company (hereinafter: "The Management Company").

             For the purposes of this Clause: main systems - including the air-conditioning systems, lifts, electrical switchboards, installation, lighting, water, sewage and channeling systems, fire control, emergency power generator, smoke detection, public announcement system and control systems.

             Needless to mention, that the Lessee was informed that the Lessor is entitled to transfer the management of the parking-lot to another body (hereinafter: "The Parking-Lot Management Company").

      20.4 The Lessee is obligated to sign the Management Agreement with the Lessor and/or the Management Company, according to a draft determined by the Lessor and/or the Management Company and/or the Parking-Lot Management Company, as per the draft of the Agreement, Appendix G. and to bear all the payments as obligated by the Management Agreement and the Parking-Lot Management Agreement.

             In any event, the Lessor approves that the provisions of the Management Agreement will include all the provisions specified hereunder and in any event of discrepancy and/or of a supplement to that stated in this Contract - the provisions of this Contract will supersede the provisions of the Management Agreement.

             20.4.1 The parties agree that the management and maintenance moneys paid by the Lessee to the Lessor and/or to the Management Company will amount during the first two years of the lease period to NIS 9.77 per 1 sq.m. per month (a total in Shekels equivalent to US$3 per 1 sq.m. per month) and in any event the management and maintenance fees will not exceed the management and maintenance fees collected from another lessee having similar leased premises (with the exception of specific services rendered to the Lessee according to its request). The management and maintenance fees payable by the Lessee will be linked to the index, all in accordance with the provisions of Clause 11 above.

                     The management and maintenance fees upon the completion of said period will be determined according to the cost of all the expenses, according to their definition hereunder, together with a 15% addition and in accordance with the relative area of the Leased Premises out of the inclusive area in the Building.

             20.4.2 The management and maintenance fees, among others, will include expenses incurred in the operation of an information stand, cleaning and gardening expenses, overhauling services and repairing of various systems mentioned above, supply of electricity and water to the public areas, insurance of the public areas, including breakage insurance and also expenses for any other service that would be required according to the discretion of the Lessor and/or the Management Company, including allowances for an equipment renewal fund.

                     The Lessee will pay an addition above the management and maintenance fees for any special service that is not included within the general framework of the responsibility of the Management Company, which is given to the Lessee and/or to the Leased Premises according to the order of the Lessee.

             20.4.3 The Lessor agrees and is obligated to bear its relative share of all the areas that are intended for lease and which are not leased.

             20.4.4 It is agreed that the Management Agreement will include the following obligations:

                     20.4.4.1 The Management Company will keep books and accounts, that will be audited by an accountant, and these books will be available for the examination of the Lessee inasmuch as it will be required in order to determine the management and maintenance fees.

                     20.4.4.2 The Lessee will not be entitled to offset from amounts due to the Management Company from it and will not be entitled to offset from amounts due from it any amounts that are due to the Management Company.

                     20.4.4.3 Upon the signing of this Contract, the Lessee will furnish the Lessor with an automatic bank guarantee in favor of the Lessor, according to the draft, Appendix I, in an amount equivalent to the management and maintenance fees for three months together with the addition of VAT. The guarantee will be linked to the Consumer Price Index and will be valid for a 12 month period as from its issuance.

      20.5 Without prejudice to the generality of that stated above, the payment obligation of the management and maintenance fees by the Lessee in accordance with the provision of this Contract and/or the Management Agreement and the Parking-Lot Management Agreement, Appendix G., is similar to the obligation to pay the lease payments, and the provision of the Management Agreement and the Parking-Lot Management Agreement will be viewed similarly to the provisions of this Contract, the breach of which entitles the Lessor to all the remedies specified in this Contract, without prejudice to any remedy to which the Management Company and/or the Parking-lot Management Company is entitled in accordance with the Management

             Agreement and/or the Parking-lot Management Agreement and/or any Law whatsoever.

      20.6 In the event of providing services, as stated, by the Management Company and/or the Parking-Lot Management Company, the word "Lessor" means in this Clause the Lessor and/or the Management Company and/or the Parking-Lot Management Company.

21.   TAXES, FEES AND COMPULSORY PAYMENTS

      21.1 All the taxes, municipal taxes, payments and various fees (hereinafter: "The Taxes") whether municipal or Governmental or otherwise, imposed or which would be imposed in the future on or in connection with the use of the Leased Premises or in connection with the management of the business of the Lessee in the Leased Premises during the lease period shall apply and be borne by the Lessee as from the Delivery Date.

             Notwithstanding that stated above, fees and/or charges that would be imposed due to development works and also with regard to lease payments and improvement fees imposed on the Leased Premises shall apply to the Lessor.

             Municipal taxes that are imposed on the Leased Premises shall apply and be paid by the Lessee, even if the Law shall determine that the tax should be paid by the Lessor and/or by the proprietor of the land.

      21.2 That stated above does not impose an obligation on the Lessee to pay Income Tax and/or Capital Gains Tax and/or Property Tax applying and/or that would apply to the Leased Premises.

      21.3 Value Added Tax that would be imposed on the Lessor or on the Lessee due to this lease shall apply to the Lessee alone and be paid by it against the furnishing of an appropriate tax invoice.


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

      21.4 Any payment paid to the Lessor by the Lessee in accordance with this Contract will be paid together with the addition of VAT, according to its rate by Law and upon the payment date.

      21.5 Notwithstanding that stated above, but subject to that stated in Clause 21.2 above, it is hereby agreed that in the event that a new tax will be imposed on the Leased Premises, which payment applies to proprietors, then such tax and/or taxes will be paid by the Lessee.

22.   ARREARS INTEREST

      22.1 Without prejudice to the generality of the rights of the Lessor according to this Contract or by Law, in any event that the Lessee will be in delay with any payment whatsoever, which is due to the Lessor, then, in accordance with this Contract, the Lessee will be obligated to pay to the Lessor the amount in arrears together with the maximum interest rate, customary at such time with Discount Bank of Israel Ltd., Haifa Central Branch, in a debit account for withdrawals exceeding the permitted overdraft (hereinafter: "The Interest") or linkage differences and interested accrued on them, whichever is higher, as per the discretion of the Lessor, that being from the arrears date until the actual payment.

      22.2 The order and crediting of payments paid by the Lessee shall be determined by the Lessor, as per its discretion.

23.   FRUSTRATION OF THE LEASE

      23.1 In the event that the Leased Premises will be entirely damaged or if the benefit from the Leased Premises will be entirely canceled, then this Contract will be terminated and will be regarded as null and void, the Lessor will refund the Lessee same lease moneys or return same securities received in advance for the period

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

             following the aforementioned event, that being according to the amounts that were actually paid, together with linkage.

24.   LIABILITY AND INSURANCE

      24.1 The Lessor, including its definition in Clause 20.6 above, shall not bear any liability whatsoever or any indebtedness for any bodily damage and/or loss and/or property damage of any kind whatsoever (either directly or indirectly) caused to the Lessee and/or to its workers and/or to those employed by him and/or to its agents and/or its clients and/or its visitors and/or to any other person who will be located in another area that is held by the Lessee, in the possession of the Lessor or in area bordering the Leased Premises and/or any property of the Lessee and/or to bodily damage or damage to property caused to the neighbors of the Lessee.

             The Lessee hereby undertakes the full liability for any of the damages specified above, and is obligated to compensate and indemnify the Lessor for any damage moneys, that the Lessor might be obligated to pay or compelled to pay in consequence of such a damage and against any expense borne by the Lessor in connection with any damage as above, all subject that in the event that any third party will file a claim against the Lessor, the Lessor will assume third party procedures against the Lessee.

      24.2 The Lessor is obligated to compensate and indemnify the Lessee for any damage moneys that the Lessee might be obligated to pay or which it would pay in consequence of any damages, as stated above, caused due to negligence on the part of the Lessor, subject to that that in the event that any third party will file a claim against the Lessee, the Lessee will assume third party procedures against the Lessor.


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

      24.3 The Lessee is obligated to insure itself against third party liability, as specified in the Insurance Appendix, attached hereto and marked E. and to bear the payment for the insurance of the Building, as specified in Clause 24.15 of Appendix E.

      24.4 The payments specified in Clause 24.15 of Appendix E. will be regarded as lease payments for each and every purpose.

25.   THE BREACH OF THE CONTRACT AND ITS CANCELLATION

      25.1   Omitted.

      25.2 Without prejudice to the provisions of any Law whatsoever, any of the following actions or refraining from actions will be regarded as a fundamental breach of the Contract by the Lessee:

             25.2.1 The use of the Leased Premises not for the purpose of the lease, as stated above.

             25.2.2 Transferring the rights of the Lessee in the Leased Premises to another in contrast with the provisions of Clause 30 above.

             25.2.3 Transferring the control over the Lessee without receiving the consent of the Lessor in contrast with the provisions of Clause 13 above.

             25.2.4 Failure to pay the Lease Payments and/or the management fees and/or the parking-lot management fees and/or failure to pay any payment that was paid by the Lessor instead of the Lessee upon the payment date and/or failure to deliver and/or to renew the bank guarantee in accordance with this Contract and/or its Appendices.

                     It is hereby clarified that a delay with the payment or with a delivery, as stated, which does not exceed 5 days shall not be regarded as breach of this Contract.

             25.2.5 The issuing of a receiving order or a liquidation order or the appointment of a receiver to all the assets of the Lessee or any part of them, whether such

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

                     an order is temporary or permanent and which would not be revoked within 60 days from the date of its issuance.

             25.2.6 Causing a significant nuisance which may disturb plants or businesses that exist now and/or in the future nearby the Leased Premises and/or also the nonabatement of such a nuisance.

             25.2.7 Failure to return the possession of the Leased Premises in such manner and condition, as specified in Clause 26 hereunder.

             25.2.8 Doing an action which is in contrast with the provisions of Clauses 14, 15, 16 above.

             25.2.9 Non-payment for services rendered to the Leased Premises in accordance with the Management Agreement and/or the Parking-Lot Management Agreement and/or the Electricity Agreement.

      25.3 In the event that the Lessee has breached any of the aforementioned fundamental conditions and failed to cure such a breach within 10 days from the receipt of a written warning from the Lessor, the Lessor will be entitled to cancel this Contract, and this Contract will be regarded null and void from the date stated in the notice of the Lessor.

      25.4 In the event that the Lessor notifies the Lessee of the due cancellation of the Contract, the Lessee shall vacate the Leased Premises and return the possession of it to the Lessor, as the Leased Premises is clear of any holder and object, within 30 days from the receipt of a notice concerning the cancellation of this Contract and shall compensate the Lessor for any damage that was caused to the Lessor.

      25.5 Nothing in the provisions of this clause will derogate from other rights of any of the parties in accordance with this Contract or by Law.

      25.6 Any lack of action and/or lack of response and/or avoiding the use of a remedy according to this Clause, on the part of the Lessor, shall in no way be construed as a waiver on its part of its rights in accordance with the Contract with respect to a


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

             continued or additional breach of the Lessee, unless the Lessor has explicitly waived its rights in advance and in writing.

26.   VACATING THE LEASED PREMISES

      26.1 The Lessee will vacate the Leased Premises upon the completion of the lease period or at any other date by which the lease will be terminated in accordance with this Contract and will return it to the Lessor as it is clear of any person and object in accordance with that stated in this Clause. In the event that the Lessee will be required to vacate the Leased Premises according to this Contract, it will return it to the Lessor as it is absolutely clean and in a good condition ready for immediate use, to the satisfaction of the engineer of the Lessor, with the exception of wear and tear deriving from normal and reasonable use of the Leased Premises.

      26.2 In the event that the Lessee shall not vacate the Leased Premises, as stated in Sub-Clause 1 above and in Clause 25.4 above, the Lessee will pay to the Lessor a fixed and evaluated in advance compensation in a rate of 200% of the Basic Lease Payments for each month of delay and an additional relative rate for the additional days of delay, together with linkage difference between the basic index and the index that was most recently published prior to the actual and the payment. In addition to that, the Lessee will pay the Lessor any damage or loss, caused to the Lessor or to a third party in consequence of a delay with the vacating of the Leased Premises and its leasing to a new lessee by the Lessor.

27.   EXPENSES OF THE CONTRACT AND LEGAL EXPENSES

      27.1 Stamp duty of this Contract shall apply to both parties in equal parts. Stamping expenses of the guarantees, subject of this Contract shall apply to the Lessee.

      27.2 It is agreed and declared between the parties, that in the event that the Lessee will not vacate the Leased Premises upon the completion of the lease period or after it


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

             received a notice concerning the cancellation of the lease in accordance with the provisions of this Contract or in any event that the Lessee has breached any of the provisions of this Contract, the Lessee, in addition to all the remedies stated in this Contract and in the Law, will bear all the expenses incurred to the Lessor in all matters pertaining to the legal handling in connection with any hearing or legal action or any action with the Execution Bureau, including legal fees of the Legal Representative of the Lessor, all in accordance with the judgment of the Court and/or any other judicial body.

28.   AMENDMENT OF THE CONTRACT

      Any change and/or amendment of this Contract will be made only by means of an explicit document made in writing and signed by both parties.

29.   DEVIATION

      The consent of a party to this Contract to deviate from its conditions in a certain case or in a series of cases shall not constitute a precedent and shall not be deduced with regard to another case in the future.

30.   NOTICES AND WARNINGS

      30.1 Any notice and warning passed from one party to the other in connection with this Contract, will be passed by way of registered mail or delivered by hand, according to the addresses of the parties, as indicated in the preamble to this Contract (or any other address in which regard a written notice will be passed) and a notice or a warning, as stated, will be viewed as if reached its destination, upon their delivery - if delivered by hand, and if passed through the Israeli postal services - seventy two hours after its delivery with postage fully paid in advance.

      30.2 The addresses of the parties are as specified in the preamble to this Contract.


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

31.   ADDITIONAL STEPS

      The parties will take all additional steps (including the signing of additional documents) required pursuant to the execution of this Contract to the letter and to the spirit of it.

32.   GENERAL

      32.1 Any waiver, negligence, avoidance, failure to take legal measures or a delay with the use of rights on the part of the Lessor in a certain case shall in no way be regarded as a waiver, consent, or admission on the part of the Lessor. The Lessor will be entitled, at all times, to exercise any of its rights in accordance with this Contract or according to the Law at all time, as it would seem necessary, despite any previous wavers, discounts or negligence.

      32.2 For the purpose of this Contract, including all its Appendices, including a claim concerning its breaching, the parties determine that the singular and exclusive venue is the competent Court of Haifa and no other court.

      32.3 Any notice in accordance with this Contract, in the absence of another determination in the body of the Contract, shall be given in writing seven business days in advance.

In witness thereof, the parties have signed:

    /s/ Hanan Nitsan                               /s/ Eli Ayalon
-----------------------------------           -------------------------------
         The Lessee                                    The Lessor
 By: Hanan Nitsan, CEO                           By: Eli Ayalon, CEO


    /s/ Noach Aviram                               /s/ Igal Kohavi
-----------------------------------           -------------------------------
         The Lessee                                    The Lessor
 By: Noach Aviram, VP                           By: Igal Kohavi, Chairman


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